OBA Financial Services, Inc.

FOR IMMEDIATE RELEASE	News Release

OBA Financial Services, Inc. Announces 4th Quarter Results

GERMANTOWN, MARYLAND: August 1, 2012 – OBA Financial Services, Inc., (NASDAQ – OBAF) (“Company”), the parent company of OBA Bank (“Bank”), announces net income of $268 thousand, or $0.07 basic and diluted earnings per share, for the twelve months ended June 30, 2012 as compared to net income of $857 thousand, or $0.20 basic and diluted earnings per share, for the comparable period in the prior year.

The Company also announces net income for its fiscal fourth quarter ended June 30, 2012 of $78 thousand, or $0.02 basic and diluted earnings per share, as compared to net income of $123 thousand, or $0.03 basic and diluted earnings per share, for the fiscal quarter ended June 30, 2011 and net income of $20 thousand, or $0.01 basic and diluted earnings per share, for the fiscal quarter ended March 31, 2012.

Income Statement
The Company’s net interest income for the quarter ended June 30, 2012 increased slightly to $3.2 million as compared to the quarter ended March 31, 2012.

The Company’s net interest income for the quarter ended June 30, 2012 increased $260 thousand to $3.2 million as compared to the quarter ended June 30, 2011. The Company’s net interest income for the twelve months ended June 30, 2012 increased $262 thousand to $12.3 million as compared to the twelve months ended June 30, 2011.

Balance Sheet
Total assets increased to $392.1 million at June 30, 2012 from $386.4 million at June 30, 2011.

Total loans increased to $296.2 million at June 30, 2012 from $281.9 million at June 30, 2011.

Total deposits increased to $269.6 million at June 30, 2012 from $257.0 million at June 30, 2011 while the Bank continued to pay down brokered deposits.

Equity and Capital
Stockholders’ equity decreased to $75.7 million at June 30, 2012 as compared to $80.9 million at June 30, 2011 primarily as a result of the Company’s share repurchase programs.  The Company’s initial share repurchase program was completed as of May 3, 2012, having repurchased the 462,875 shares approved in that initial program. The Company’s Board of Directors adopted a second share repurchase program, previously disclosed in the Company’s 8-K filed on March 21, 2012, which began at the conclusion of the initial program. The Company has repurchased 34 thousand shares in the second program as of July 17, 2012.  The Company and Bank remain well-capitalized with ratios well in excess of regulatory minimums.

Asset Quality
Total non-performing assets as a percentage of total assets decreased to 1.55% at June 30, 2012 as compared to 1.56% at March 31, 2012.  Total non-performing loans as a percentage of total loans decreased to 2.04% at June 30, 2012 as compared to 2.13% at March 31, 2012.  Total non-performing assets as a percentage of total assets increased to 1.55% at June 30, 2012 from 1.40% at June 30, 2011.  Total non-performing loans as a percentage of total loans increased to 2.04% at June 30, 2012 from 1.88% at June 30, 2011.

The allowance for loan losses as a percentage of total loans increased to 1.02% at June 30, 2012 from 0.80% at June 30, 2011, and increased from 0.94% at March 31, 2011.

About OBA Financial Services, Inc. and OBA Bank
OBA Financial Services, Inc. is the holding company for the Bank.  OBA Bank, founded in 1861, is a community-oriented bank which provides a variety of financial services to individuals and small businesses through its offices in Montgomery, Anne Arundel, and Howard Counties of Maryland.  The Bank’s primary deposits are demand, money market, and time certificate accounts and its primary lending products are residential and commercial mortgage loans.  Visit www.obabank.com to locate an ATM or branch near you or for more information about OBA Bank.

For additional information or questions, please contact:

Charles E. Weller, President & Chief Executive Officer or
David A. Miller, S.V.P. & Chief Financial Officer

OBA Financial Services, Inc.
20300 Seneca Meadow Parkway
Germantown, MD 20876
301-916-6400
Email:    cweller@obabank.com
       damiller@obabank.com
Web Site: www.obabank.com

Forward-Looking Statements
When used in this Press Release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties including, but not limited to, changes in economic conditions in the Bank’s market area, changes in policies by regulatory agencies, changes in the Bank’s regulator, fluctuations in interest rates, demand for loans in the Bank’s market area, competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, and other risks described in the Company’s filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OBA Financial Services, Inc.
FINANCIAL SUMMARY
(dollars in thousands, except per share data)	Three Months Ended			Three Months Ended
	June 30,			March 31,
	2012	2011	% Change	2012	% Change
RESULTS OF OPERATIONS:
Net interest income	$3,157	$2,897	9.0%	$3,136	0.7%
Provision for loan losses	439	147	198.6	270	62.6
Non-interest income	183	216	(15.3)	168	8.9
Non-interest expense	2,777	2,809	(1.1)	2,938	(5.5)
Income before taxes	124	157	(21.0)	96	29.2
Income tax	46	34	35.3	76	(39.5)
Net Income	78	123	(36.6)	20	-

SHARE DATA:
Basic earnings per share	$0.02	$0.03	(33.3)%	$0.01	100.0%
Diluted earnings per share	0.02	0.03	(33.3)	0.01	100.0
Book value per common share	18.29	17.57	4.1	18.15	0.8
Tangible book value per common share	18.29	17.57	4.1	18.15	0.8
Weighted average shares - basic	3,825,048	4,278,152	(10.6)	3,864,229	(1.0)
Weighted average shares - diluted	3,864,705	4,278,152	(9.7)	3,884,532	(0.5)
Common shares outstanding	4,139,597	4,602,050	(10.0)	4,176,550	(0.9)

SELECTED RATIOS:
Return on average assets	0.08%	0.13%		0.02%
Return on average equity	0.41	0.61		0.11
Net interest margin	3.62	3.67		3.63
Leverage ratio	19.17	20.81		19.22
Tier I risk-based capital ratio	27.94	32.26		29.22
Total risk-based capital ratio	29.07	33.16		30.26
Allowance for loan losses to total loans	1.02	0.80		0.94
Non-performing loans to total loans	2.04	1.88		2.13
Non-performing assets to total assets	1.55	1.40		1.56

END OF PERIOD BALANCES:
Investment securities	$36,850	$39,451	(6.6)%	$40,232	(8.4)%
Total loans	296,241	281,866	5.1	284,877	4.0
Earning assets	361,359	336,795	7.3	350,589	3.1
Assets	392,086	386,445	1.5	391,812	0.1
Deposits	269,572	257,031	4.9	257,960	4.5
Borrowings	43,431	45,184	(3.9)	55,304	(21.5)
Stockholders' equity	75,715	80,860	(6.4)	75,824	(0.1)

AVERAGE BALANCES:
Investment securities	$37,497	$24,373	53.8%	$40,906	(8.3)%
Total loans	286,425	279,516	2.5	282,779	1.3
Earning assets	350,406	316,798	10.6	347,474	0.8
Assets	389,599	379,097	2.8	385,748	1.0
Deposits	261,790	245,938	6.4	254,160	3.0
Borrowings	50,006	50,006	-	53,901	(7.2)
Stockholders' equity	75,981	81,182	(6.4)	76,157	(0.2)

OBA Financial Services, Inc.
FINANCIAL SUMMARY
(dollars in thousands, except per share data)	Twelve Months Ended
	June 30,
	2012	2011	% Change
RESULTS OF OPERATIONS:
Net interest income	$12,309	$12,047	2.2%
Provision for loan losses	1,085	739	46.8
Non-interest income	734	967	(24.1)
Non-interest expense	11,505	11,035	4.3
Income before taxes	453	1,240	(63.5)
Income tax	185	383	(51.7)
Net Income	268	857	(68.7)

SHARE DATA:
Basic earnings per share	$0.07	$0.20	(65.0)%
Diluted earnings per share	0.07	0.20	(65.0)
Book value per common share	18.29	17.57	4.1
Tangible book value per common share	18.29	17.57	4.1
Weighted average shares - basic	3,952,585	4,273,799	(7.5)
Weighted average shares - diluted	3,971,102	4,273,799	(7.1)
Common shares outstanding	4,139,597	4,602,050	(10.0)

SELECTED RATIOS:
Return on average assets	0.07%	0.23%
Return on average equity	0.35	1.06
Net interest margin	3.59	3.70
Leverage ratio	19.17	20.81
Tier I risk-based capital ratio	27.94	32.26
Total risk-based capital ratio	29.07	33.16
Allowance for loan losses to total loans	1.02	0.80
Non-performing loans to total loans	2.04	1.88
Non-performing assets to total assets	1.55	1.40

END OF PERIOD BALANCES:
Investment securities	$36,850	$39,451	(6.6)%
Total loans	296,241	281,866	5.1
Earning assets	361,359	336,795	7.3
Assets	392,086	386,445	1.5
Deposits	269,572	257,031	4.9
Borrowings	43,431	45,184	(3.9)
Stockholders' equity	75,715	80,860	(6.4)

AVERAGE BALANCES:
Investment securities	$38,121	$27,725	37.5%
Total loans	282,166	281,051	0.4
Earning assets	342,450	325,471	5.2
Assets	387,993	365,333	6.2
Deposits	259,483	229,660	13.0
Borrowings	49,278	53,145	(7.3)
Stockholders' equity	77,325	80,906	(4.4)